Exhibit 5.1

                              TROUTMAN SANDERS LLP
                                ATTORNEYS AT LAW
                         A LIMITED LIABILITY PARTNERSHIP

                              BANK OF AMERICA PLAZA
                     600 PEACHTREE STREET, N.E. - SUITE 5200
                           ATLANTA, GEORGIA 30308-2216
                             www.troutmansanders.com
                             TELEPHONE: 404-885-3000
                             FACSIMILE: 404-885-3900


                                December 13, 2004


Georgia Power Company
241 Ralph McGill Boulevard, N.E.
Atlanta, Georgia 30308-3374

         Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

         We are acting as counsel to Georgia Power Company (the "Company") in connection with the preparation of a Registration Statement on Form S-3, including a preliminary prospectus, filed with the Securities and Exchange Commission (the "Commission") on December 13, 2004 (the "Registration Statement"), for the registration under the Securities Act of 1933, as amended (the "Act"), of (1) Class A Preferred Stock (the "Preferred Stock") to be issued by the Company, (2) Junior Subordinated Notes (the "Junior Subordinated Notes") to be issued by the Company, (3) Trust Preferred Securities to be issued by Georgia Power Capital Trust VIII, Georgia Power Capital Trust IX, Georgia Power Capital Trust X and Georgia Power Capital Trust XI, (4) the Company's Guarantees (as defined in the Registration Statement) with respect to such Preferred Securities and (5) Senior Notes (the "Senior Notes") to be issued by the Company. The Junior Subordinated Notes will be issued pursuant to the Subordinated Note Indenture, dated as of June 1, 1997, as supplemented, between the Company and JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan
Bank), as trustee (the "Subordinated Note Indenture"), the Guarantees will be issued pursuant to separate guarantee agreements between the Company and the trustees named therein (the "Guarantee Agreements") and the Senior Notes will be issued pursuant to the Senior Note Indenture, dated as of January 1, 1998, as supplemented, between the Company and JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), as trustee (the "Senior Note Indenture"), in each case in the respective forms filed as exhibits to the Registration Statement.

         We are of the opinion that, upon compliance with the pertinent provisions of the Act, the Trust Indenture Act of 1939, as amended, and the Public Utility Holding Company Act of 1935, as amended, upon compliance with applicable securities or blue sky laws of various jurisdictions, and upon the adoption of appropriate resolutions by the Board of Directors of the Company or a duly authorized committee thereof, when the Preferred Stock, the Junior Subordinated Notes, the Guarantees and the Senior Notes have been issued and sold upon the terms specified in an appropriate order of the Georgia Public Service Commission:

           ATLANTA o HONG KONG o LONDON o NORFOLK o RALEIGH o RICHMOND
                TYSONS CORNER o VIRGINIA BEACH o WASHINGTON, D.C.

TROUTMAN SANDERS LLP
          ATTORNEYS AT LAW
   A LIMITED LIABILITY PARTNERSHIP

Georgia Power Company
December 13, 2004
Page 2


         (1) Upon the granting by the Secretary of State of the State of Georgia of an appropriate amendment or amendments to the Charter of the Company creating the Preferred Stock, and when certificates for the Preferred Stock have been executed, countersigned and registered in accordance with such resolutions of the Board of Directors or a duly authorized committee thereof and the By-laws of the Company, the shares of Preferred Stock will be legally issued, fully paid and nonassessable shares of the Company and the holders and owners thereof will be entitled to all rights and preferences set forth in the Charter of the Company, as amended.

         (2) When the Senior Note Indenture and any supplemental indenture to be entered into in connection with the issuance of the Senior Notes, the Subordinated Note Indenture and any supplemental indenture to be entered into in connection with the issuance of the Junior Subordinated Notes or the Guarantee Agreement, as applicable, have been duly executed and delivered by the proper officers of the Company and the trustees named therein, and when the Senior Notes and the Junior Subordinated Notes, as the case may be, have been executed, authenticated and delivered in accordance with the terms of the Senior Note Indenture or the Subordinated Note Indenture, as applicable, the Senior Notes, the Junior Subordinated Notes and the Guarantees will be valid, binding and legal obligations of the Company (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general principles of equity, whether considered in a proceeding at law or in equity).

         In rendering the foregoing opinions, with respect to matters of New York law, we have relied on the opinion of Dewey Ballantine LLP attached hereto as Annex I.

         In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded and (ii) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

         We are members of the State Bar of Georgia and we do not express any opinion herein concerning any law other than the law of the State of Georgia and the federal law of the United States and, to the extent set forth herein, the laws of the State of New York.

TROUTMAN SANDERS LLP
          ATTORNEYS AT LAW
   A LIMITED LIABILITY PARTNERSHIP



Georgia Power Company
December 13, 2004
Page 3


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements with respect to our firm under the caption "Legal Matters" in the prospectus forming part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion may not be furnished or quoted to, or relied upon by, any other person for any purpose, without our prior written consent.

                                                     Very truly yours,

                                                     /s/Troutman Sanders LLP

                                                     TROUTMAN SANDERS LLP

                                    ANNEX I

                              Dewey Ballantine LLP
                               New York, New York


                                                              December 13, 2004


Troutman Sanders LLP
Bank of America Plaza
600 Peachtree Street, N.E. - Suite 5200
Atlanta, Georgia  30308

         Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

         We are acting as counsel to the prospective underwriters in connection with the preparation of a Registration Statement on Form S-3, including a preliminary prospectus, filed with the Securities and Exchange Commission (the "Commission") on December 13, 2004 (the "Registration Statement"), for the registration under the Securities Act of 1933, as amended (the "Act"), of (1) Class A Preferred Stock (the "Preferred Stock") to be issued by Georgia Power Company (the "Company"), (2) Junior Subordinated Notes (the "Junior Subordinated Notes") to be issued by the Company, (3) Trust Preferred Securities to be issued by Georgia Power Capital Trust VIII, Georgia Power Capital Trust IX, Georgia Power Capital Trust X, and Georgia Power Capital Trust XI, (4) the Company's Guarantees (as defined in the Registration Statement) with respect to such Trust Preferred Securities and (5) Senior Notes (the "Senior Notes") to be issued by the Company. The Junior Subordinated Notes will be issued pursuant to a subordinated note indenture, dated as of June 1, 1997, as supplemented, between the Company and the trustee named therein (the "Subordinated Note Indenture"), the Guarantees will be issued pursuant to separate guarantee agreements between the Company and the trustees named therein (the "Guarantee Agreements") and the Senior Notes will be issued pursuant to a senior note indenture, dated as of January 1, 1998, as supplemented, between the Company and the trustee named therein (the "Senior Note Indenture"), in each case in the respective forms filed as exhibits to the Registration Statement.

         We are of the opinion that, upon compliance with the pertinent provisions of the Act, the Trust Indenture Act of 1939, as amended, and the Public Utility Holding Company Act of 1935, as amended, upon compliance with applicable securities or "blue sky" laws of various jurisdictions, and upon the adoption of appropriate resolutions by the Board of Directors of the Company or a duly authorized committee thereof, when the Junior Subordinated Notes, the Guarantees and the Senior Notes have been issued and sold upon the terms specified in the order of the Georgia Public Service Commission, when the Subordinated Note Indenture and any supplemental indenture to be entered into in connection with the issuance of the Junior Subordinated Notes, the Guarantee Agreements and the Senior Note Indenture and any supplemental indenture to be entered into in connection with the issuance of the Senior Notes, as applicable, have been duly executed and delivered by the proper officers of the Company and the trustees named therein, and when the Junior Subordinated Notes and the Senior Notes, as the case may be, have been executed, authenticated and delivered in accordance with the terms of the Subordinated Note Indenture or the Senior Note Indenture, as applicable, the Junior Subordinated Notes, the Guarantees and the Senior Notes will be valid, binding and legal obligations of the Company (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally from time to time in force and to general principles of equity, whether considered in a proceeding at law or in equity).

         In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded and (ii) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

         We are members of the State Bar of New York and we do not express any opinion concerning any law other than the law of the State of New York.

         This opinion is furnished solely for your benefit in connection with your rendering an opinion to the Company to be filed as Exhibit 5.1 to the Registration Statement and we hereby consent to your attaching this opinion as an annex to such opinion. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion may not be relied upon by you for any other purpose, or furnished or quoted to or relied upon by any other person, firm or entity for any purpose, without our prior written consent.

                                                     Very truly yours,

                                                     /s/Dewey Ballantine LLP

                                                     DEWEY BALLANTINE LLP